Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FIRST QUARTER RESULTS

HAMILTON, Bermuda (May 7, 2025) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,752 as of March 31, 2025, a slight increase for the first quarter of 2025, including dividends.

Manning Rountree, CEO, commented, “Book value per share ended the quarter at $1,752, up slightly. We had solid operating results and good investment returns, partially offset by the share price decline at MediaAlpha. Ark posted a 94% combined ratio and wrote $1.1 billion of gross written premiums, up 27% year-over-year. HG Global generated $7 million of gross written premiums and grew equity by 3% in the quarter. At Kudu, trailing 12 months EBITDA increased, and the fair value of the portfolio grew 4% on a same store basis. Bamboo delivered another great quarter, doubling managed premiums on a trailing 12 months basis and tripling MGA adjusted EBITDA year-over-year, while also successfully renewing its largest reinsurance program. MediaAlpha’s share price declined 18% in the quarter, producing a $37 million mark-to-market loss. Excluding MediaAlpha, the investment portfolio returned 2.3%, with gains in both equities and fixed income. In April, we made new capital deployments into BroadStreet Partners and Enterprise Solutions, our first acquisition at WTM Partners. Including these deployments and expected operating company distributions, undeployed capital now stands at roughly $550 million.”

Subsequent to the deconsolidation of BAM on July 1, 2024, the BAM surplus notes are carried at fair value under GAAP, and there is no longer a time value of money adjustment for adjusted book value purposes. As a result of this change, there was only one remaining adjustment to book value: the add back of the unearned premium reserve, net of deferred acquisition costs, at HG Global. Accordingly, White Mountains determined that it will no longer report adjusted book value per share beginning in 2025. The value of the net unearned premium reserve will continue to be disclosed within the HG Global segment reporting.

Comprehensive income attributable to common shareholders was $35 million in the first quarter of 2025 compared to $236 million in the first quarter of 2024. Results in the first quarter of 2025 included $37 million of unrealized investment losses from White Mountains’s investment in MediaAlpha compared to $211 million of unrealized investment gains in the first quarter of 2024.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 97% in the first quarter of 2025 compared to 91% in the first quarter of 2024. Ark/WM Outrigger reported gross written premiums of $1,108 million, net written premiums of $728 million and net earned premiums of $358 million in the first quarter of 2025 compared to gross written premiums of $872 million, net written premiums of $598 million and net earned premiums of $303 million in the first quarter of 2024.

Ark’s combined ratio was 94% in both the first quarter of 2025 and 2024. Ark’s combined ratio included 25 points of catastrophe losses in the first quarter of 2025, driven by losses related to the January 2025 California wildfires of $75 million on a net basis after reinsurance and reinstatement premiums, compared to minimal catastrophe losses in the first quarter of 2024. Ark’s combined ratio included 14 points of net favorable prior year development in the first quarter of 2025 compared to slight net favorable prior year development in the first quarter of 2024. Net favorable development for the first quarter of 2025 was driven by the marine & energy and property lines of business.

Ark reported gross written premiums of $1,108 million, net written premiums of $690 million and net earned premiums of $346 million in the first quarter of 2025 compared to gross written premiums of $872 million, net written premiums of $564 million and net earned premiums of $293 million in the first quarter of 2024. Premium growth was driven primarily by property and specialty lines of business.

Ark reported pre-tax income of $52 million in the first quarter of 2025 compared to $33 million in the first quarter of 2024. Ark’s results included net realized and unrealized investment gains of $30 million in the first quarter of 2025 compared to $11 million in the first quarter of 2024.

Ian Beaton, CEO of Ark, said, “We are off to a good start in 2025, with a combined ratio of 94%. Gross written premiums increased 27% over 2024, aided by the addition of new underwriting teams and lines of business. Market conditions remain attractive, despite rate declines in several lines of business.”

WM Outrigger Re’s combined ratio was 166% in the first quarter of 2025 compared to 32% in the first quarter of 2024. Catastrophe losses in 2025 included $19 million net of reinstatement premiums related to the California wildfires, while major catastrophe losses in 2024 were minimal. WM Outrigger Re reported gross and net written premiums of $38 million and net earned premiums of $12 million in the first quarter of 2025 compared to gross and net written premiums of $34 million and net earned premiums of $10 million in the first quarter of 2024. Gross and net written premiums increased due to White Mountains’s larger capital commitment to WM Outrigger Re in 2025.

WM Outrigger Re reported pre-tax income (loss) of $(6) million in the first quarter of 2025, of which $4 million was attributable to the 2025 underwriting year and $(10) million to the 2024 underwriting year compared to $10 million in the first quarter of 2024, of which $7 million was attributable to the 2024 underwriting year and $3 million to the 2023 underwriting year. Through March 31, 2025, WM Outrigger Re generated pre-tax income of $29 million from the 2024 underwriting year. This included losses of $17 million net of reinstatement premiums related to the California wildfires.

HG Global

HG Global reported gross written premiums of $7 million and earned premiums of $8 million in the first quarter of 2025 compared to gross written premiums of $9 million and earned premiums of $7 million in the first quarter of 2024. HG Global’s total par value of policies assumed was $427 million in the first quarter of 2025 compared to $538 million in the first quarter of 2024. HG Global’s total gross pricing was 157 basis points in the first quarter of 2025 compared to 165 basis points in the first quarter of 2024.

HG Global reported pre-tax income of $25 million in the first quarter of 2025 compared to $6 million in the first quarter of 2024. HG Global’s results included net realized and unrealized investment gains (losses) of $10 million in the first quarter of 2025 compared to $(7) million in the first quarter of 2024, driven by the movement of interest rates. The fair value of the BAM surplus notes increased to $389 million as of March 31, 2025 compared to $382 million as of December 31, 2024, resulting from approximately $8 million of accrued interest.

Kevin Pearson, President of HG Global, said, “HG Global had a slow first quarter. Gross written premiums decreased by 25% year over year, driven primarily by lower primary market activity. However, secondary market volume increased year over year driven by increased credit market volatility, making a nice contribution to total pricing and gross written premiums.”

We encourage you to read BAM’s first quarter statutory financial statements and operating supplement, which are available on BAM’s website at https://bambonds.com/about-bam/credit-rating-and-finanical-information/.

Kudu

Kudu reported total revenues of $64 million, pre-tax income of $53 million and adjusted EBITDA of $16 million in the first quarter of 2025 compared to total revenues of $11 million, pre-tax income of $2 million and adjusted EBITDA of $14 million in the first quarter of 2024. Total revenues, pre-tax income and adjusted EBITDA included $19 million of net investment income in the first quarter of 2025 compared to $17 million in the first quarter of 2024. Total revenues and pre-tax income also included $44 million of net realized and unrealized investment gains (losses) in the first quarter of 2025 compared to $(7) million in the first quarter of 2024.

Rob Jakacki, CEO of Kudu, said, “Kudu’s portfolio delivered strong results this quarter. On a trailing 12 months basis, return on equity increased to 13% and annualized adjusted EBITDA increased by 7% to $65 million. We are pleased to have completed our investment in Homestead, a California-based farmland equity and debt manager, which further diversifies our portfolio. Looking ahead, we continue to see a robust pipeline of opportunities and expect to remain active in deploying capital throughout 2025.”

Bamboo

Bamboo reported commission and fee revenues of $44 million in the first quarter of 2025 compared to $22 million in the first quarter of 2024. Bamboo reported pre-tax income of $6 million in the first quarter of 2025 compared to $1 million in the first quarter of 2024. Bamboo reported MGA pre-tax income of $10 million and MGA adjusted EBITDA of $20 million in the first quarter of 2025, compared to $2 million and $6 million in the first quarter of 2024.

Managed premiums, which represent the total premiums placed by Bamboo, were $147 million in the first quarter of 2025 compared to $90 million in the first quarter of 2024. The increase in managed premiums was driven by growth in the renewal book as well as new business volume.

Bamboo estimates that losses to its programs from the January 2025 California wildfires total approximately $160 million. This includes the impact of the California FAIR plan assessment and a prudent, early estimate of subrogation recoveries. The bulk of the losses will be absorbed by Bamboo’s catastrophe excess of loss and quota share reinsurance partners. Bamboo’s captive insurance company retained approximately $4 million of the losses.

John Chu, CEO of Bamboo, said, “We are off to a strong start in 2025. Trailing 12 months managed premiums increased to $542 million, up 96% year-over-year, while trailing 12 months MGA adjusted EBITDA increased to $66 million, up over 3 times year-over-year. We are proud of how we delivered for policyholders amidst the California wildfires. Our programs incurred losses, but these remain well within our reinsurance covers. Our relative loss performance was excellent, and, as a result, we completed our April 1st treaty year renewal on favorable terms with strong demand from our reinsurance partners. We are well-positioned to drive continued profitable growth.”

MediaAlpha

As of March 31, 2025, White Mountains owned 17.9 million shares of MediaAlpha, representing a 27% basic ownership interest (24% on a fully-diluted/fully-converted basis). As of March 31, 2025, MediaAlpha’s share price was $9.24 per share, which decreased from $11.29 per share as of December 31, 2024. The carrying value of White Mountains’s investment in MediaAlpha was $165 million as of March 31, 2025 compared to $202 million as of December 31, 2024. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $7.00 per share increase or decrease in White Mountains’s book value per share.

We encourage you to read MediaAlpha’s first quarter earnings release and related shareholder letter, which is available on MediaAlpha’s investor relations website at https://investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $(59) million in the first quarter of 2025 compared to $202 million in the first quarter of 2024. Unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $(37) million in the first quarter of 2025 compared to $211 million in the first quarter of 2024. Excluding MediaAlpha, net realized and unrealized investment gains were $3 million in the first quarter of 2025 compared to $22 million in the first quarter of 2024. Net investment income was $10 million in both the first quarter of 2025 and 2024. White Mountains’s Other Operations reported general and administrative expenses of $36 million in the first quarter of 2025 compared to $50 million in the first quarter of 2024. The decrease in general and administrative expenses in the first quarter of 2025 compared to the first quarter of 2024 was driven primarily by lower incentive compensation costs.

In the first quarter of 2025, White Mountains’s Other Operations reported pre-tax loss of $8 million related to the Bamboo CRV. The results of the Bamboo CRV included $12 million of the losses related to the California wildfires.

Share Repurchases

In the first quarter of 2025, White Mountains repurchased and retired 5,097 of its common shares for $10 million at an average share price of $1,945.06, or 110% of White Mountains’s book value per share as of March 31, 2025. The shares were repurchased to satisfy employee income tax withholding pursuant to employee benefit plans.

In the first quarter of 2024, White Mountains repurchased and retired 5,269 of its common shares for $8 million at an average share price of $1,505.01, or 86% of White Mountains’s book value per share as of March 31, 2024. The shares were repurchased to satisfy employee income tax withholding pursuant to employee benefit plans.

Investments

The total consolidated portfolio return was 1.7% in the first quarter of 2025. Excluding MediaAlpha, the total consolidated portfolio return was 2.3% in the first quarter of 2025. The total consolidated portfolio return was 4.6% in the first quarter of 2024. Excluding MediaAlpha, the total consolidated portfolio return was 1.2% in the first quarter of 2024.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio was up 2.3%, a good absolute result but mixed versus benchmarks. The fixed income portfolio returned 1.7%, lagging the longer-duration Bloomberg Intermediate Aggregate Index return of 2.6% as interest rates declined in the quarter. The equity portfolio, excluding MediaAlpha, returned 3.1%, well ahead of the S&P 500 Index return of -4.3%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	March 31, 2025	December 31, 2024	March 31, 2024
Assets
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	$1,582.1	$1,565.1	$946.9
Common equity securities	420.9	425.4	409.9
Short-term investments	625.2	601.4	835.3
Other long-term investments	586.8	547.8	485.0
Total investments	3,215.0	3,139.7	2,677.1
Cash (restricted $0.0, $14.1, $24.7)	160.5	141.2	129.1
Reinsurance recoverables	920.4	589.0	695.0
Insurance premiums receivable	1,272.6	768.6	1,001.5
Deferred acquisition costs	279.7	165.2	213.3
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	184.8	202.8	140.9
Total P&C Insurance and Reinsurance assets	6,325.5	5,299.0	5,149.4
Financial Guarantee (HG Global)
Fixed maturity investments	631.9	612.1	1,015.7
Short-term investments	54.1	55.5	54.7
Total investments	686.0	667.6	1,070.4
Cash	6.8	11.5	4.7
BAM surplus notes, at fair value	389.2	381.7	—
Insurance premiums receivable	7.6	4.4	5.8
Deferred acquisition costs	86.6	86.6	40.9
Other assets	26.9	27.6	36.8
Total Financial Guarantee assets	1,203.1	1,179.4	1,158.6
Asset Management (Kudu)
Short-term investments	11.9	27.9	19.8
Other long-term investments	1,126.2	1,014.0	889.9
Total investments	1,138.1	1,041.9	909.7
Cash	15.1	.6	6.5
Accrued investment income	23.5	18.0	22.1
Goodwill and other intangible assets	7.9	8.0	8.2
Other assets	38.7	39.9	6.6
Total Asset Management assets	1,223.3	1,108.4	953.1
P&C Insurance Distribution (Bamboo)
Fixed maturity investments	44.9	40.7	24.6
Short-term investments	20.1	17.3	18.6
Total investments	65.0	58.0	43.2
Cash (restricted $77.0, $59.5, $58.3)	99.8	74.5	62.0
Premiums, commissions and fees receivable	67.4	70.0	43.3
Goodwill and other intangible assets	351.0	355.0	367.2
Other assets	31.8	27.1	12.4
Total P&C Insurance Distribution assets	615.0	584.6	528.1
Other Operations
Fixed maturity investments	293.1	293.7	267.4
Common equity securities	120.9	224.6	151.6
Investment in MediaAlpha	165.0	201.6	465.6
Short-term investments	293.3	262.1	126.1
Other long-term investments	574.9	588.4	617.0
Total investments	1,447.2	1,570.4	1,627.7
Cash	29.8	38.6	23.0
Insurance premiums receivable	14.9	15.3	—
Goodwill and other intangible assets	63.7	64.8	68.7
Other assets	82.4	65.1	81.7
Total Other Operations assets	1,638.0	1,754.2	1,801.1
Total assets	$11,004.9	$9,925.6	$9,590.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	March 31, 2025	December 31, 2024	March 31, 2024
Liabilities
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	$2,253.9	$2,127.5	$1,744.5
Unearned insurance premiums	1,500.6	853.3	1,234.7
Debt	156.1	154.5	155.4
Reinsurance payable	385.8	149.5	262.5
Contingent consideration	165.0	155.3	94.0
Other liabilities	196.7	224.7	190.1
Total P&C Insurance and Reinsurance liabilities	4,658.1	3,664.8	3,681.2
Financial Guarantee (HG Global)
Unearned insurance premiums	295.8	297.3	328.5
Debt	147.5	147.4	147.0
Other liabilities	20.0	19.4	43.8
Total Financial Guarantee liabilities	463.3	464.1	519.3
Asset Management (Kudu)
Debt	246.6	238.6	203.8
Other liabilities	84.0	78.1	61.8
Total Asset Management liabilities	330.6	316.7	265.6
P&C Insurance Distribution (Bamboo)
Loss and loss adjustment expense reserves	23.2	17.8	12.3
Unearned insurance premiums	34.2	31.5	25.7
Premiums and commissions payable	86.2	88.1	61.7
Debt	104.7	—	—
Other liabilities	34.4	30.3	18.6
Total P&C Insurance Distribution liabilities	282.7	167.7	118.3
Other Operations
Loss and loss adjustment expense reserves	13.4	12.1	—
Unearned insurance premiums	30.8	29.0	—
Debt	21.2	22.0	25.9
Accrued incentive compensation	28.2	79.3	47.6
Other liabilities	36.9	38.9	41.8
Total Other Operations liabilities	130.5	181.3	115.3
Total liabilities	5,865.2	4,794.6	4,699.7

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	567.1	566.4	554.5
Retained earnings	3,943.0	3,919.0	3,917.7
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation	(.5)	(1.7)	(1.8)
Total White Mountains’s common shareholders’ equity	4,509.6	4,483.7	4,470.4
Noncontrolling interests	630.1	647.3	420.2
Total equity	5,139.7	5,131.0	4,890.6
Total liabilities and equity	$11,004.9	$9,925.6	$9,590.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE PER SHARE
(Unaudited)

	March 31, 2025	December 31, 2024	March 31, 2024
Book value per share numerator (in millions):
White Mountains’s common shareholders’ equity	$4,509.6	$4,483.7	$4,470.4
Book value per share denominator (in thousands of shares):
Common shares outstanding	2,573.7	2,568.1	2,565.7

Book value per share	$1,752.17	$1,745.87	$1,742.33

Quarter-to-date change in book value per share, including dividends:	0.4%	(2.8)%	5.3%
Year-to-date change in book value per share, including dividends:	0.4%	5.5%	5.3%

Year-to-date dividends per share	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	$358.0	$302.8
Net investment income	23.5	19.9
Net realized and unrealized investment gains (losses)	29.5	10.6
Other revenues	2.2	3.5
Total P&C Insurance and Reinsurance revenues	413.2	336.8
Financial Guarantee (HG Global)
Earned insurance premiums	8.2	7.8
Net investment income	6.3	9.7
Net realized and unrealized investment gains (losses)	10.0	(10.1)
Interest income from BAM surplus notes	7.5	—
Other revenues	.1	.5
Total Financial Guarantee revenues	32.1	7.9
Asset Management (Kudu)
Net investment income	19.4	17.2
Net realized and unrealized investment gains (losses)	44.0	(6.5)
Other revenues	.4	—
Total Asset Management revenues	63.8	10.7
P&C Insurance Distribution (Bamboo)
Commission and fee revenues	44.2	21.9
Earned insurance premiums	14.9	8.4
Other revenues	2.3	.8
Total P&C Insurance Distribution revenues	61.4	31.1
Other Operations
Earned insurance premiums	13.9	—
Net investment income	9.7	9.9
Net realized and unrealized investment gains (losses)	2.8	22.2
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	(36.6)	210.7
Commission and fee revenues	3.9	3.6
Other revenues	13.6	14.4
Total Other Operations revenues	7.3	260.8
Total revenues	$577.8	$647.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Expenses:
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	$233.5	$180.0
Acquisition expenses	83.5	66.3
General and administrative expenses	35.9	42.2
Change in fair value of contingent consideration	9.7	—
Interest expense	4.2	5.4
Total P&C Insurance and Reinsurance expenses	366.8	293.9
Financial Guarantee (HG Global)
Acquisition expenses	1.9	2.2
General and administrative expenses	.6	17.3
Interest expense	4.6	3.5
Total Financial Guarantee expenses	7.1	23.0
Asset Management (Kudu)
General and administrative expenses	4.0	3.4
Interest expense	6.4	5.6
Total Asset Management expenses	10.4	9.0
P&C Insurance Distribution (Bamboo)
Broker commission expenses	15.5	9.3
Loss and loss adjustment expenses	10.9	5.8
Acquisition expenses	6.6	3.1
General and administrative expenses	20.0	12.0
Interest expense	2.1	—
Total P&C Insurance Distribution expenses	55.1	30.2
Other Operations
Loss and loss adjustment expenses	17.4	—
Acquisition expenses	5.1	—
Cost of sales	7.5	7.6
General and administrative expenses	35.5	50.3
Interest expense	.5	.7
Total Other Operations expenses	66.0	58.6
Total expenses	505.4	414.7
Pre-tax income (loss)	72.4	232.6
Income tax (expense) benefit	(9.6)	(10.8)
Net income (loss)	62.8	221.8
Net (income) loss attributable to noncontrolling interests	(28.9)	14.6
Net income (loss) attributable to White Mountains’s common shareholders	$33.9	$236.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to White Mountains’s common shareholders	$33.9	$236.4
Other comprehensive income (loss), net of tax	2.0	(.3)
Comprehensive income (loss)	35.9	236.1
Other comprehensive (income) loss attributable to noncontrolling interests	(.8)	.1
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$35.1	$236.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended March 31,
	2025	2024
Basic earnings (loss) per share	$13.19	$92.33
Diluted earnings (loss) per share	$13.19	$92.33
Dividends declared and paid per White Mountains’s common share	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2025	Ark/WM Outrigger
	Ark	WM Outrigger Re	HG Global	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$346.0	$12.0	$8.2	$—	$14.9	$13.9	$395.0
Net investment income (1)	21.3	2.2	6.3	19.4	.7	9.7	59.6
Net realized and unrealized investment gains (losses) (1)	29.6	(.1)	10.0	44.0	.3	2.8	86.6
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	(36.6)	(36.6)
Interest income from BAM surplus notes	—	—	7.5	—	—	—	7.5
Commission and fee revenues	—	—	—	—	44.2	3.9	48.1
Other revenues	2.2	—	.1	.4	1.3	13.6	17.6
Total revenues	399.1	14.1	32.1	63.8	61.4	7.3	577.8
Expenses:
Loss and loss adjustment expenses	213.3	20.2	—	—	10.9	17.4	261.8
Acquisition expenses	83.8	(.3)	1.9	—	6.6	5.1	97.1
Cost of sales	—	—	—	—	—	7.5	7.5
Broker commission expenses	—	—	—	—	15.5	—	15.5
General and administrative expenses	35.8	.1	.6	4.0	20.0	35.5	96.0
Change in fair value of contingent consideration	9.7	—	—	—	—	—	9.7
Interest expense	4.2	—	4.6	6.4	2.1	.5	17.8
Total expenses	346.8	20.0	7.1	10.4	55.1	66.0	505.4
Pre-tax income (loss)	$52.3	$(5.9)	$25.0	$53.4	$6.3	$(58.7)	$72.4
(1) Bamboo’s net investment income and net realized and unrealized investment gains (losses) are included in other revenues in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended March 31, 2024	Ark/WM Outrigger		HG Global
	Ark	WM Outrigger Re	HG Global	BAM	Kudu	Bamboo	Other Operations	Total
Revenues:
Earned insurance premiums	$292.5	$10.3	$6.5	$1.3	$—	$8.4	$—	$319.0
Net investment income	17.0	2.9	5.4	4.3	17.2	.3	9.9	57.0
Net realized and unrealized investment gains (losses)	10.6	—	(7.3)	(2.8)	(6.5)	(.1)	22.2	16.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	—	210.7	210.7
Interest income (expense) from BAM surplus notes	—	—	6.6	(6.6)	—	—	—	—
Commission and fee revenues	—	—	—	—	—	21.9	3.6	25.5
Other revenues	3.5	—	—	.5	—	.6	14.4	19.0
Total revenues	323.6	13.2	11.2	(3.3)	10.7	31.1	260.8	647.3
Expenses:
Loss and loss adjustment expenses	179.3	.7	—	—	—	5.8	—	185.8
Acquisition expenses	63.7	2.6	1.8	.4	—	3.1	—	71.6
Broker commission expenses	—	—	—	—	—	9.3	—	9.3
Cost of sales	—	—	—	—	—	—	7.6	7.6
General and administrative expenses	42.2	—	.4	16.9	3.4	12.0	50.3	125.2
Interest expense	5.4	—	3.5	—	5.6	—	.7	15.2
Total expenses	290.6	3.3	5.7	17.3	9.0	30.2	58.6	414.7
Pre-tax income (loss)	$33.0	$9.9	$5.5	$(20.6)	$1.7	$.9	$202.2	$232.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Ark/WM Outrigger	Three Months Ended March 31, 2025
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$1,107.6	$37.5	$(37.5)	$1,107.6
Net written premiums	$690.2	$37.5	$—	$727.7
Net earned premiums	$346.0	$12.0	$—	$358.0

Insurance expenses:
Loss and loss adjustment expenses	$213.3	$20.2	$—	$233.5
Acquisition expenses	83.8	(.3)	—	83.5
Other underwriting expenses (1)	28.5	—	—	28.5
Total insurance expenses	$325.6	$19.9	$—	$345.5

Insurance ratios:
Loss and loss adjustment expense	61.7%	168.3%	—%	65.2%
Acquisition expense	24.2	(2.5)	—	23.3
Other underwriting expense	8.2	—	—	8.0
Combined Ratio	94.1%	165.8%	—%	96.5%
(1) Included within general and administrative expenses in the consolidated statement of operations.

Ark/WM Outrigger	Three Months Ended March 31, 2024
	Ark	WM Outrigger Re	Elimination	Total
Insurance premiums:
Gross written premiums	$872.1	$34.3	$(34.3)	$872.1
Net written premiums	$563.7	$34.3	$—	$598.0
Net earned premiums	$292.5	$10.3	$—	$302.8

Insurance expenses:
Loss and loss adjustment expenses	$179.3	$.7	$—	$180.0
Acquisition expenses	63.7	2.6	—	66.3
Other underwriting expenses (1)	30.5	—	—	30.5
Total insurance expenses	$273.5	$3.3	$—	$276.8

Insurance ratios:
Loss and loss adjustment expense	61.3%	6.8%	—%	59.4%
Acquisition expense	21.8	25.2	—	21.9
Other underwriting expense	10.4	—	—	10.1
Combined Ratio	93.5%	32.0%	—%	91.4%
(1) Included within general and administrative expenses in the consolidated statement of operations.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended March 31,
HG Global	2025		2024
Par value assumed:
Par value of primary market policies assumed (1)		$327.0		$482.6
Par value of secondary market policies assumed (1)	100.3		55.5
Total par value of policies assumed		$427.3		$538.1

Reinsurance premiums:
Gross written premiums from primary market		$3.8		$6.9
Gross written premiums from secondary market	2.9		2.0
Total gross written premiums	6.7		8.9
Ceding commission paid	2.0		2.6
Total gross written premiums net of ceding commission paid		$4.7		$6.3

Earned premiums		$8.2		$6.5

Pricing:
Gross pricing from primary market	116	bps	143	bps
Gross pricing from secondary market	289	bps	360	bps
Total gross pricing	157	bps	165	bps

Total pricing net of ceding commission paid	110	bps	117	bps

(1) For capital appreciation bonds, par is adjusted to the estimated equivalent par value for current interest paying bonds.

HG Global	As of March 31, 2025	As of December 31, 2024	As of March 31, 2024
Unearned premiums	$295.8	$297.3	$276.3
Deferred acquisition costs	86.6	86.6	79.7
Unearned premiums, net of deferred acquisition costs	$209.2	$210.7	$196.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

Kudu	Three Months Ended March 31, 2024	Three Months Ended March 31, 2025	Twelve Months Ended March 31, 2025
Net investment income (1)	$17.2	$19.4	$68.9
Net realized and unrealized investment gains (losses)	(6.5)	44.0	101.8
Other revenues	—	.4	1.2
Total revenues	10.7	63.8	171.9
General and administrative expenses	3.4	4.0	16.0
Interest expense	5.6	6.4	22.9
Total expenses	9.0	10.4	38.9
GAAP pre-tax income (loss)	1.7	53.4	133.0
Income tax (expense) benefit	.8	(11.6)	(29.2)
GAAP net income (loss)	2.5	41.8	103.8

Add back:
Interest expense	5.6	6.4	22.9
Income tax expense (benefit)	(.8)	11.6	29.2
Depreciation expense	—	—	.1
Amortization of other intangible assets	.1	.1	.3
EBITDA	7.4	59.9	156.3

Exclude:
Net realized and unrealized investment (gains) losses	6.5	(44.0)	(101.8)
Non-cash equity-based compensation expense	—	—	.3
Transaction expenses	—	(.1)	1.6
Adjusted EBITDA	$13.9	$15.8	$56.4

Adjustment to annualize partial year revenues from participation contracts acquired			8.4
Adjustment to remove partial year revenues from participation contracts sold			(.1)
Annualized adjusted EBITDA			$64.7

GAAP net investment income (1)			$68.9
Adjustment to annualize partial year revenues from participation contracts acquired			8.4
Adjustment to remove partial year revenues from participation contracts sold			(.1)
Annualized revenue			$77.2

Net equity capital drawn			$485.5
Debt capital drawn			253.3
Total net capital drawn and invested (2)			$738.8

GAAP net investment income revenue yield			9.3%

Cash revenue yield			10.4%

Return on equity			13.1%
(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended March 31,
Kudu	2025	2024
Beginning balance of Kudu’s participation contracts (1)	$1,008.4	$890.5
Contributions to participation contracts	68.0	—
Proceeds from participation contracts sold	—	—
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (2)	—	(3.1)
Net unrealized investment gains (losses) on participation contracts - all other (3)	44.0	(3.2)
Ending balance of Kudu’s participation contracts (1)	$1,120.4	$884.2
(1) As of December 31, 2024, March 31, 2025, December 31, 2023 and March 31, 2024, Kudu’s other long-term investments also include $5.6, $5.8, $5.8 and $5.7 related to a private debt instrument.
(2) Includes net realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(3) Includes net unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Bamboo	Three Months Ended March 31, 2024	Three Months Ended March 31, 2025	Twelve Months Ended March 31, 2025
Commission and fee revenues	$21.9	$44.2	$156.9
Earned insurance premiums	8.4	14.9	45.9
Other revenues	.8	2.3	7.3
Total revenues	31.1	61.4	210.1
Broker commission expenses	9.3	15.5	57.5
Loss and loss adjustment expenses	5.8	10.9	25.7
Acquisition expenses	3.1	6.6	17.6
General and administrative expenses	12.0	20.0	69.1
Interest expense	—	2.1	2.1
Total expenses	30.2	55.1	172.0
GAAP pre-tax income (loss)	.9	6.3	38.1
Income tax (expense) benefit	.7	(4.4)	(12.0)
GAAP net income (loss)	1.6	1.9	26.1

Exclude:
Net (income) loss, Bamboo captive	.4	3.9	2.5
MGA net income (loss)	2.0	5.8	28.6

Add back:
Interest expense	—	2.1	2.1
Income tax expense (benefit)	(.7)	4.4	12.0
Depreciation expense	—	.2	.5
Amortization of other intangible assets	4.2	4.0	16.2
MGA EBITDA	5.5	16.5	59.4

Exclude:
Non-cash equity-based compensation expense	.3	.8	2.1
Software implementation expenses	.5	.9	2.3
Restructuring expenses	.1	1.7	2.4
MGA adjusted EBITDA	$6.4	$19.9	$66.2

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate EBITDA. The items relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each item follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested. The most directly comparable GAAP financial measure is net investment income revenue yield, which is derived using GAAP net investment income as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 16 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Bamboo’s MGA pre-tax income (loss), MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA are non-GAAP financial measures.

MGA pre-tax income (loss) and MGA net income (loss) are non-GAAP financial measures that exclude the results of the Bamboo captive, which is consolidated under GAAP, from Bamboo’s consolidated GAAP pre-tax income (loss) and net income (loss).

The following table presents the reconciliation from Bamboo’s consolidated GAAP pre-tax income (loss) to MGA pre-tax income (loss):

Millions	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Bamboo’s consolidated GAAP pre-tax income (loss)	$6.3	$.9
Remove pre-tax (income) loss, Bamboo captive	3.9	.6
MGA pre-tax income (loss)	$10.2	$1.5

MGA EBITDA is a non-GAAP financial measure that adds back interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets to MGA net income (loss).

MGA adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those added back to calculate MGA EBITDA. The items relate to (i) non-cash equity-based compensation expense, (ii) software implementation expenses and (iii) restructuring expenses. A description of each item follows:
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Bamboo’s management compensation that are settled with equity units in Bamboo.
•Software implementation expenses - Represents costs directly related to Bamboo’s implementation of new software.
•Restructuring expenses - Represents costs directly related to Bamboo’s corporate restructuring and capital planning activities.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Bamboo’s performance. See page 18 for the reconciliation of Bamboo’s consolidated GAAP net income (loss) to MGA net income (loss), MGA EBITDA and MGA adjusted EBITDA.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended March 31,
	2025	2024
Total consolidated portfolio return	1.7%	4.6%
Remove MediaAlpha	0.6	(3.4)
Total consolidated portfolio return excluding MediaAlpha	2.3%	1.2%

Three Months Ended March 31, 2025
Total equity portfolio return	1.6%
Remove MediaAlpha	1.5
Total equity portfolio return excluding MediaAlpha	3.1%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s 2024 Annual Report on Form 10-K;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•the continued availability of fronting and reinsurance capacity;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.